SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934


Filed by the Registrant []

Filed by a party other than the Registrant [X]


Check the appropriate box:

[] Preliminary proxy statement.

[] Definitive proxy statement.

[X]  Definitive additional materials.

[ ] Soliciting material under Rule 14a-12.

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

                           THE NEW GERMANY FUND, INC.
----------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   OPPORTUNITY PARTNERS L.P.
----------------------------------------------------------------
Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant)


Payment of filing fee (check the appropriate box):

[X]  No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-
6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:



 Opportunity Partners L.P., 60 Heritage Drive, Pleasantville, NY
                              10570
    (914) 747-5262 // Fax: (914) 747-5258//oplp@optonline.net

                                   June 20, 2005

Dear Fellow Shareholder of The New Germany Fund:

If you want the board of directors to take action to address the discount, it is critical that you read and understand this letter.

The good news is that our proposal recommending that shareholders be afforded an opportunity to realize net asset value looks like it will pass by a wide margin - and the board already knows that. The bad news is that many shareholders voted for our proposal on management's white proxy card and the board will probably ignore the vote.

If you already voted for our net asset value proposal on management's white proxy card, you should immediately vote FOR it on our green proxy card. If you cannot find your green proxy card, please ask your broker to vote your shares on our green proxy card for you - but you must do it immediately.

If there is some reason you cannot vote on our green proxy card but you still want the board to take action to address the discount, that is more likely to happen if you don't vote now, i.e., if you rescind your white proxy card. Here is why not voting yet is preferable to voting on management's white proxy card.

Because the board has said it will not count our proxies without a court order, we will probably not attend the meeting. Without our proxies, there may not be a quorum which means no directors can be elected. If there is no quorum again next year, any shareholder can file a lawsuit to have the Fund liquidated and the proceeds paid to shareholders. To avoid that possibility, the board desperately wants to get a quorum. If you voted for open-ending on management's white proxy card, you may be unwittingly undermining your ability to influence the board to address the discount. That is because if the board can not get a quorum, they will most likely adjourn the meeting and make a concession, e.g., agree to conduct a self-tender offer to get enough additional proxies to reach a quorum.

The bottom line is that if you want an open-ending or a tender offer, the worst thing you can do is to vote on management's white proxy card. If you have any questions, please call me at
(914) 747-5262 or e-mail me at oplp@optonline.net.

                                        Yours truly,


                                        Phillip Goldstein
                                        Fellow GF Shareholder